       As filed with the Securities and Exchange Commission on March 17, 1998
                                                    Registration No. 333-
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ---------------------

                             THE ST. PAUL COMPANIES, INC.
                (Exact name of registrant as specified in its charter)

                 MINNESOTA                             41-0518860
      (State or other jurisdiction                  (I.R.S. Employer
     of incorporation or organization)              Identification No.)

                                ---------------------

                                385 Washington Street
                              St. Paul, Minnesota 55102
                                    (612) 310-7911
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------------

                                  ST. PAUL RE, INC.
                               LONG-TERM INCENTIVE PLAN
                               (Full title of the plan)

                                ----------------------

                               BRUCE A. BACKBERG, ESQ.
                      SENIOR VICE PRESIDENT AND CHIEF LEGAL COUNSEL
                             THE ST. PAUL COMPANIES, INC.
                                385 WASHINGTON STREET
                              ST. PAUL, MINNESOTA 55102
                                    (612) 310-7911
             (Name and address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                            -----------------------------
                           CALCULATION OF REGISTRATION FEE



--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                         PROPOSED MAXIMUM       PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE         AMOUNT TO BE       OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
          REGISTERED                 REGISTERED(1)            SHARE(2)               PRICE(2)          REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value
per share(3)                         60,000 shares          $90.75                 $5,445,000            $1,607
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described in the Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average between the high and low reported sale prices of the Registrant's Common Stock on March 10, 1998, as reported on the New York Stock Exchange.

(3) Each share of Common Stock includes a right to purchase a fractional share of the Registrant's Series A Preferred Stock (a "Right").

                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by The St. Paul Companies, Inc. (the "Company" or the "Registrant") (File No. 0-3021) with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996; (2) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997; (3) the Company's Current Reports on Form 8-K, dated January 27, 1997, February 7, 1997, April 28, 1997, July 28, 1997, October 27, 1997,
January 19, 1998, January 26, 1998 and February 26, 1998; (4) all other reports filed with the Commission by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1996; (5) the description of the Company's Common Stock, no par value (the "Common Stock") contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description; and (6) the description of the Company's Series A Preferred Stock and Rights to purchase Series A Preferred Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997 included in the Company's Current Report on Form 8-K dated February 26, 1998 and the consolidated financial statements and schedules of St. Paul as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 are incorporated by reference in this Registration Statement in reliance on the reports of KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their reports thereon, which are incorporated herein by reference and are given upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports and said authority.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable - the Company's Common Stock and Rights to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Minnesota Statute Section 302A.521 provides that a Minnesota business corporation shall indemnify any director, officer, or employee of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

     The Bylaws of the Company provide, subject to certain exceptions, that directors and officers of the Company and certain others shall be indemnified by the Company to the fullest extent permitted or required by Minnesota Statute
Section 302A.521.

     The Company maintains directors' and officers' liability insurance, including a reimbursement policy in favor of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable - no securities are to be re-offered or resold pursuant to this Registration Statement.

ITEM 8.   EXHIBITS.

4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-3021)).

4.2 Bylaws of the Company (incorporated by reference to Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 0-3021)).

4.3 Amended and Restated Shareholder Protection Rights Agreement (incorporated by reference to Exhibit 4(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995 (File No. 0-3021)).

5.1 Opinion and Consent of Bruce A. Backberg, Esq. (filed herewith electronically).

23.1  Consent of Bruce A. Backberg, Esq. (included in Exhibit 5.1).

23.2 Independent Auditors' Consent of KPMG Peat Marwick LLP (filed herewith electronically).

24.1  Powers of Attorney (filed herewith electronically).

99.1 St. Paul Re, Inc. Long-Term Incentive Plan (filed herewith electronically).

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

          PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on March 17, 1998.


                              THE ST. PAUL COMPANIES, INC.


                              By:  /s/ Bruce A. Backberg
                                 ------------------------------------------
                                   Bruce A. Backberg
                                   Senior Vice President and Chief Legal Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons and in the capacities indicated on March 17, 1998:

/s/ Douglas W. Leatherdale                   Chairman, President and Chief
----------------------------------------     Executive Officer (Principal
Douglas W. Leatherdale                       Executive Officer)


/s/ Patrick A. Thiele                        Executive Vice President
----------------------------------------     and a Director
Patrick A. Thiele


/s/ Paul J. Liska                            Executive Vice President and
----------------------------------------     Chief Financial Officer (Principal
Paul J. Liska                                Financial Officer)


/s/ Howard E. Dalton                         Senior Vice President and Chief
----------------------------------------     Accounting Officer (Principal
Howard E. Dalton                             Accounting Officer)


/s/ Michael R. Bonsignore*                   Director
----------------------------------------
Michael R. Bonsignore


/s/ John H. Dasburg*                         Director
----------------------------------------
John H. Dasburg


/s/ W. John Driscoll*                        Director
----------------------------------------
W. John Driscoll


/s/ Pierson M. Grieve*                       Director
----------------------------------------
Pierson M. Grieve


/s/ Thomas R. Hodgson*                       Director
----------------------------------------
Thomas R. Hodgson


/s/ Ronald James*                            Director
----------------------------------------
Ronald James

/s/ David G. John*                           Director
----------------------------------------
David G. John


/s/ William H. Kling*                        Director
----------------------------------------
William H. Kling


/s/ Bruce K. MaClaury*                       Director
----------------------------------------
Bruce K. MacLaury


/s/ Glen D. Nelson, M.D.*                    Director
----------------------------------------
Glen D. Nelson, M.D.


/s/ Anita M. Pampusch*                       Director
----------------------------------------
Anita M. Pampusch


/s/ Gordon M. Sprenger*                      Director
----------------------------------------
Gordon M. Sprenger


*By:   /s/Bruce A. Backberg
    ------------------------------------
       Bruce A. Backberg
       Attorney-in-Fact

                                  INDEX TO EXHIBITS


ITEM
----
 NO.                     ITEM                              METHOD OF FILING
 ---                     ----                              ----------------

4.1    Articles of Incorporation of the Company . . . .  Incorporated by
                                                         reference to Exhibit
                                                         3(i) to the Company's
                                                         Quarterly Report on
                                                         Form 10-Q for the
                                                         quarter ended June 30,
                                                         1995 (File No.
                                                         0-3021).

4.2    Bylaws of the Company. . . . . . . . . . . . . .  Incorporated by
                                                         reference to Exhibit
                                                         3(ii) to the Company's
                                                         Quarterly Report on
                                                         Form 10-Q for the
                                                         quarter ended March
                                                         31, 1994 (File No.
                                                         0-3021).

4.3    Amended and Restated Shareholder Protection
       Rights Agreement . . . . . . . . . . . . . . . .  Incorporated by
                                                         reference to Exhibit
                                                         4(i) to the Company's
                                                         Quarterly Report on
                                                         Form 10-Q for the
                                                         quarter ended June 30,
                                                         1995 (File No.
                                                         0-3021).

5.1    Opinion and Consent of Bruce A. Backberg, Esq. .  Filed herewith electronically.

23.1   Consent of Bruce A. Backberg, Esq. . . . . . . .  Included in Exhibit
                                                         5.1.

23.2   Independent Auditors' Consent of KPMG
       Peat Marwick LLP . . . . . . . . . . . . . . . .  Filed herewith electronically.

24.1   Powers of Attorney . . . . . . . . . . . . . . .  Filed herewith electronically.

99.1   St. Paul Re, Inc. Long-Term Incentive Plan . . .  Filed herewith electronically.